As filed with the Securities and Exchange Commission on April 30, 2020

Registration Statement No. 333-141245
Registration Statement No. 333-234029
Registration Statement No. 333-231977
Registration Statement No. 333-225562
Registration Statement No. 333-218878
Registration Statement No. 333-213699
Registration Statement No. 333-196775
Registration Statement No. 333-175885
Registration Statement No. 333-153766
Registration Statement No. 333-137314
Registration Statement No. 333-127989
Registration Statement No. 333-117068
Registration Statement No. 333-111543
Registration Statement No. 333-43996
Registration Statement No. 333-42974
Registration Statement No. 333-40430
Registration Statement No. 333-37400
Registration Statement No. 333-89369

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration Statement No. 333-141245

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-234029
Form S-8 Registration Statement No. 333-231977
Form S-8 Registration Statement No. 333-225562
Form S-8 Registration Statement No. 333-218878
Form S-8 Registration Statement No. 333-213699
Form S-8 Registration Statement No. 333-196775
Form S-8 Registration Statement No. 333-175885
Form S-8 Registration Statement No. 333-153766
Form S-8 Registration Statement No. 333-137314
Form S-8 Registration Statement No. 333-127989
Form S-8 Registration Statement No. 333-117068
Form S-8 Registration Statement No. 333-111543
Form S-8 Registration Statement No. 333-43996
Form S-8 Registration Statement No. 333-42974
Form S-8 Registration Statement No. 333-40430
Form S-8 Registration Statement No. 333-37400
Form S-8 Registration Statement No. 333-89369

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNAP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	91-2145721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12120 Sunset Hills Road, Suite 330, Reston, Virginia 20190
(Address of Principal Executive Offices, including Zip Code)

Restricted Stock Inducement Award consisting of Restricted Stock Awards to Michael T. Sicoli
Internap Corporation Amended and Restated 2017 Stock Incentive Plan
Internap Corporation 2017 Stock Incentive Plan, as amended
Internap Corporation 2017 Stock Incentive Plan
Restricted Stock Inducement Award consisting of Restricted Stock Awards to Peter D. Aquino
Internap Network Services Corporation 2014 Stock Incentive Plan
Amended and Restated 2005 Incentive Stock Plan
Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan
Internap Network Services Corporation Amended and Restated 2005 Incentive Stock Plan
Internap Network Services Corporation 2005 Incentive Stock Plan
VitalStream Holdings, Inc. 2001 Stock Incentive Plan
Internap Network Services Corporation 2004 Employee Stock Purchase Plan
Internap Network Services Corporation 2002 Stock Compensation Plan
Internap Network Services Corporation 1999 Non-Employee Directors’ Stock Option Plan
Switchsoft Systems, Inc. Founders 1996 Stock Option Plan
Switchsoft Systems, Inc. 1997 Stock Option Plan
1999 Equity Incentive Plan
1999 Employee Stock Purchase Plan
2000 Non-Officer Equity Incentive Plan
Co Space, Inc. 1999 Stock Incentive Plan
1998 Stock Options/Stock Issuance Plan
1999 Non-Employee Directors’ Stock Option Plan

 (Full title of the plans)

Richard Diegnan
General Counsel
Internap Corporation
12120 Sunset Hills Road, Suite 330
Reston, Virginia 20190
(404) 302-9700
(Name, address and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Thomas A. Monson
Jenner & Block LLP
353 N. Clark Street
Chicago, Illinois 60654-3456
(312) 222-9350

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act   ☐

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

Internap Corporation (the “Company”) previously registered shares of the Company’s common stock, $0.001 par value per share, under the following registration statements (the “Registration Statements”) concerning shares issuable under certain employee benefit and equity plans and agreements:

File No.	Name of Plan	Filing Date
333-234029	Restricted Stock Inducement Award consisting of Restricted Stock Awards to Michael T. Sicoli	10/1/2019
333-231977	Internap Corporation Amended and Restated 2017 Stock Incentive Plan	6/5/2019
333-225562	Internap Corporation 2017 Stock Incentive Plan, as amended	6/11/2018
333-218878	Internap Corporation 2017 Stock Incentive Plan	6/21/2017
333-213699	Restricted Stock Inducement Award consisting of Restricted Stock Awards to Peter D. Aquino	9/19/2016
333-196775	Internap Network Services Corporation 2014 Stock Incentive Plan	6/16/2014
333-175885	Amended and Restated 2005 Incentive Stock Plan	7/29/2011
333-153766	Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan	10/1/2008
333-141245	VitalStream Holdings, Inc. 2001 Stock Incentive Plan	3/14/2007
333-141245	VitalStream Holdings, Inc. 2001 Stock Incentive Plan	3/13/2007
333-137314	Internap Network Services Corporation Amended and Restated 2005 Incentive Stock Plan	9/14/2006
333-127989	Internap Network Services Corporation 2005 Incentive Stock Plan	8/31/2005
333-117068	Internap Network Services Corporation 2004 Employee Stock Purchase Plan	7/1/2004
333-111543	Internap Network Services Corporation 2002 Stock Compensation Plan Internap Network Services Corporation 1999 Non-Employee Directors’ Stock Option Plan	12/24/2003
333-43996	Switchsoft Systems, Inc. Founders 1996 Stock Option Plan Switchsoft Systems, Inc. 1997 Stock Option Plan	8/17/2000
333-42974	1999 Equity Incentive Plan 1999 Employee Stock Purchase Plan 2000 Non-Officer Equity Incentive Plan	8/3/2000
333-40430	Co Space, Inc. 1999 Stock Incentive Plan	6/29/2000
333-37400	2000 Non-Officer Equity Incentive Plan	5/19/2000
333-89369	1998 Stock Options/Stock Issuance Plan 1999 Equity Incentive Plan 1999 Non-Employee Directors’ Stock Option Plan 1999 Employee Stock Purchase Plan	10/20/1999

The Company is filing these post-effective amendments to the Registration Statements (“Post-Effective Amendments”) in order to remove from registration any securities registered and unsold under the Registration Statements and to terminate the Registration Statements.

As previously disclosed, on March 16, 2020, the Company and certain subsidiaries filed voluntary petitions for relief (collectively, the “Chapter 11 Cases”) under Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York, White Plains Division.  As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements.

In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration by means of the Post-Effective Amendments all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia on this 30th day of April, 2020.

INTERNAP CORPORATION

By:	/s/ Richard P. Diegnan
Richard P. Diegnan
EVP and General Counsel

Note: No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.